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                              KEY ADVISOR AGREEMENT

KEY ADVISOR AGREEMENT ("Agreement") made as of June 1, 1996 between NAVTECH SYSTEMS SUPPORT INC., a company incorporated under the laws of the province of Ontario with offices at A1-500 Parkside Drive, Waterloo, Ontario N2L 3G4 (the "Company"), and DUNCAN MACDONALD, whose address is 22 Arundel Avenue, Ottawa, Ontario K1K 0B6 (the "Advisor").

The Company desires to engage the Advisor to perform certain managing, advisory, and corporate finance services, and the Advisor desires to perform such services, on the terms and conditions hereinafter set forth.

1.   ENGAGEMENT; TERM
1.1 the Company hereby engages the Advisor to perform, and the Advisor hereby agrees to perform, certain management, advisory, and corporate finance services on behalf of the company, on the terms and conditions of this Agreement, for a period commencing on the date hereof and ending at the close of business on the date set forth on Exhibit A attached hereto, subject to extension as set forth in Exhibit A (as extended, the "Engagement Period"), unless terminated sooner as set forth in paragraph 7 hereof.

2.   DUTIES AND SERVICES
2.1 During the Engagement Period, the Advisor shall provide those certain management, advisory, and corporate finance services to the company set forth on Exhibit B attached hereto (the "Services"). The Advisor agrees to devote such time and effort, and assign such resources as set forth on Exhibit B, as is required to perform the Services hereunder. All Services required hereunder shall be performed to the best of the Advisor's abilities and to the Company's satisfaction, and shall be of the highest professional standards. In providing Services hereunder, the Advisor shall be subject to the direction of the President of the company. The Advisor acknowledges and agrees that his engagement hereunder is on a non-exclusive basis. Accordingly, the Company may utilize its own employees, and may engage and utilize other independent contractors, to provide management, advisory, and/or corporate finance services on its behalf.

3.   COMPENSATION; EXPENSE REIMBURSEMENT
3.1 As sole compensation (the "Compensation") for the Advisor's Services during the Engagement Period and in consideration of the Advisor's
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     representations, warranties and covenants herein, the company shall pay to the Advisor a certain sum in accordance with the Compensation schedule set forth on Exhibit C attached hereto, subject to the provisions of this paragraph 3.

3.2 Notwithstanding the foregoing, in the event, as of any Compensation payment date, there is then payable by the Advisor to the company any amount relating to any obligation, the company shall have the right to offset the amount of such obligation against any Compensation otherwise payable to the Advisor.

3.3 The Advisor shall be entitled to be reimbursed by the company for all reasonable and necessary expenses incurred for and on behalf of the company in the performance of his duties under this Agreement, including those incurred for travel and accommodations if he is required to perform any of his duties away from his primary place of residence. All reimbursable expenses must be documented and submitted with appropriate receipts in accordance with the company's normal expense policies.

4.   REPRESENTATIONS AND WARRANTIES OF THE ADVISOR
4.1 The Advisor represents and warrants to the company that (a) he has received all authorizations, permits and licenses necessary to enter into this Agreement and perform his duties and obligations hereunder, (b) all Services performed by the Advisor under this Agreement shall be performed in a professional and highly skilled manner and (c) the Advisor is not under any physical or mental disability that would hinder his performance under this Agreement. In addition, the Advisor hereby represents and warrants to the company that neither the execution of this Agreement nor his performance hereunder will (a) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of any contract, agreement or other instrument or obligation to which the Advisor is a party, or by which he may be bound, or (b) violate any order, judgment, writ, injunction or decree applicable to the Advisor.

4.2 In the event of a breach of paragraph 4.1, in addition to the company's right to terminate this Agreement, the Advisor shall indemnify the company and hold it harmless from and against any and all claims, losses, liabilities and expenses (including legal fees) incurred or suffered in connection with or as a result of the company's entering into this Agreement or engaging the Advisor hereunder.

4.3 the Company represents and warrants to the Advisor that neither the execution of this Agreement nor its performance hereunder will (a)
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     violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of any contract, agreement or other instrument or obligation to which the company is a party, or by which it is bound or (b) violate any order, judgment, writ, injunction or decree applicable to the company.

4.4 In the event of a breach of paragraph 4.3, in addition to the Advisor's right to terminate this Agreement, the company shall indemnify the Advisor and hold it harmless from and against any and all claims, losses, liabilities and expenses (including legal fees) incurred or suffered in connection with or as a result of the Advisor entering into this Agreement.

5.   RESTRICTIVE COVENANT
5.1 In consideration for the Compensation to be received hereunder by the Advisor and in view of (a) the unique and valuable services it is expected that the Advisor will render and (b) the knowledge of the Advisor of the business, services, customers, trade secrets, and other proprietary information relating to the business of the company, and its customers and suppliers, that it is expected the Advisor will obtain, the Advisor agrees that he will not, during the Engagement Period, without the prior written approval of the company, directly or indirectly, anywhere in the world, whether individually or as a principal, officer, employee, partner, director, Advisor or agent of or consultant for any entity, do any of the following:

          (i) engage or participate in the ownership, management, operation or control of, or otherwise be connected with, a business which is similar to or competitive with, directly or indirectly, that engaged in by the company at any time during the Engagement Period and shall not make any investments in any such similar or competitive entity (except that the foregoing shall not restrict the Advisor from owning not more than five percent (5%) of the outstanding Common Stock of any corporation, the Common Stock of which is listed on a national securities exchange of NASDAQ);

         (ii) cause or seek to persuade any director, officer, employee, customer, subscriber, account, agent or supplier of the Company to discontinue the status, employment or relationship of such person or entity with the company, or
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               to become employed in any activity similar to or competitive with the activities of the company;

        (iii) cause or seek to persuade any prospective customer, subscriber or account of the company to determine not to enter into a business relationship with the Company;

         (iv)  hire or retain any director, officer or employee of the Company;
               or

          (v) solicit or cause or authorize to be solicited, for or on behalf of him or any third party, any business which is competitive, directly or indirectly, with the company from others who are, at any time during the Engagement Period, (a) customers, subscribers or accounts of the Company, or (b) prospective customers, subscribers or accounts of the Company who are actively being solicited by the Company.

5.2 a) The Advisor represents that he has been informed that it is the policy of the Company to maintain as secret all confidential information relating to the Company, including, without limitation, any and all knowledge or information with respect to secret or confidential methods, processes, plans, materials, customer lists or data, or with respect to any other confidential or secret aspect of the Company's activities, and further acknowledges that such confidential information is of great value to the Company. The Advisor recognizes that, by reason of his engagement by the Company, he has acquired and will acquire confidential information as aforesaid. The Advisor confirms that it is reasonably necessary to protect the Company's goodwill, and, accordingly, hereby agrees that he will not, directly or indirectly (except where authorized by the Board of Directors of the Company for the benefit of the Company), at any time during the term of this Agreement or thereafter divulge to any person, firm or other entity, or use, or cause or authorize any person, firm or other entity to use, any such confidential information.

          (b) The Advisor agrees that he will not, at any time, remove from the Company's premises any drawings, notebooks, data or other confidential information relating to the business and procedures heretofore or hereafter acquired, developed and/or used by the Company, except where necessary in the fulfillment of his duties hereunder.

          (c) The Advisor agrees that, upon the expiration or termination of this Agreement for any reason whatsoever, he shall promptly deliver to the Company any and all drawings, notebooks, data and other documents and material, including all copies thereof, in his possession or under his

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     control relating to any confidential information or discoveries, or which is otherwise the property of the Company.

     (d) For purposes hereof, the term "confidential information" shall mean all information given to the Advisor, directly or indirectly, by the Company and all other information relating to the Company otherwise acquired by the Advisor during the course of his engagement by the Company, other than information which (i) was in the public domain at the time furnished to, or acquired by, the Advisor, or (ii) thereafter enters the public domain other than through disclosure, directly or indirectly, by the Advisor or others in violation of an agreement of confidentiality or nondisclosure.

5.3 For purposes of this Paragraph 5, the term "the company" shall mean and include the parent company Compuflight, Inc., Support and all subsidiaries, and any and all affiliates in existence from time to time.

6.   INDEPENDENT CONTRACTOR; INDEMNIFICATION
6.1 The Advisor shall perform the specified Services as an independent Advisor, and nothing contained in this Agreement shall be construed to create or imply a joint venture, partnership, or employment relationship between the Company and the Advisor. Without express written authorization from the Company, the Advisor shall not take any action or permit any action to be taken on its behalf which purports to be done in the name of or on behalf of the Company and shall have no power or authority to bind the Company or to assume or create any obligation or responsibility, express or implied, on the Company's behalf or in its name, nor shall the Advisor represent to anyone that he has such power or authority. The Advisor shall not, in any sense, be considered an employee of the Company, nor shall the Advisor be eligible or entitled to any benefits, perquisites or privileges given or extended to the Company's employees. No oral representations by employees of the Company shall have the effect of overriding this Agreement.

6.2 The Advisor agrees to indemnify and hold harmless the Company and its officers, directors and employees from and against any and all claims, losses, liabilities, expenses and costs (including, without limitation, legal fees) which they or any of them may suffer or become liable for as a result of, or in connection with, any representation, express or implied, of the Advisor that it has any authority to bind the Company to any agreement or obligation with any third party or which arise by reason of the Advisor being considered an agent, Advisor or employee of the Company, including liability for notice of termination or severance pay, statutory or otherwise. If a competent governmental authority
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     should assert that the Company is responsible for making any source deductions for the Advisor, then the Company shall be entitled to commence making any source deductions from any amounts then payable by the Company to the Advisor hereunder. Further, if a competent governmental authority asserts that the Company is retroactively responsible for any of such deductions or other payments that should have been made but were not made, the Company shall be entitled to make such payments retroactively and to deduct an amount equal to such payments, together with any and all costs and expenses (including, without limitation, legal fees) incurred by the Company related to such assertions or deductions, from any amounts then payable by the Company to the Advisor hereunder. To the extent that such amounts are not recoverable by the Company by way of set-off as aforesaid, the Advisor will promptly indemnify the Company for such amounts following receipt of written demand for the same from the Company.

6.3 The provisions of this Paragraph 6 shall apply to the Company's Parent in the same manner as they apply to the Company.

7.   TERMINATION
7.1 Notwithstanding anything herein contained, at any time prior to the end of the Engagement Period, the Company shall have the right to immediately terminate this Agreement for "cause". As used in this Agreement, "cause" shall include, but not necessarily be limited to, (a) thirty (30) days notice of termination by the company, (b) the Advisor's commission of any act in the performance of his duties constituting common law fraud, a felony or other gross malfeasance of duty, (c) any material misrepresentation or breach of any covenant on the Advisor's part herein set forth, (d) the Advisor's engagement in misconduct which is materially injurious to the Company or its Affiliates, (e) the appointment of a receiver for any part of the Advisor's property, an assignment for the benefit of the Advisor's creditors or the commencement of any proceedings under any bankruptcy, reorganization or arrangement laws by or against the Advisor, (f) the death of the Advisor.

8.   INJUNCTIVE RELIEF
8.1 The Advisor acknowledges and agrees that, in the event he shall violate any of the restrictions of Paragraph 5 or 6 hereof, the Company will be without an adequate remedy at law and will therefore be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief in any court of competent jurisdiction without the
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     necessity of proving damages and without prejudice to any other remedies which it may have at law or in equity. No bond or other security shall be required to be posted by the Company in connection therewith.

9.   NOTICES
9.1 Any notice required or permitted to be given pursuant to this Agreement shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or courier, or telecopier to each party at its address set forth above, or at such other address as any party shall designate by notice to the other party given in accordance with this Paragraph 9.

10.  GOVERNING LAW
10.1 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the province of Ontario applicable to agreements made and to be performed entirely in the province of Ontario.

11.  WAIVER OF BREACH; PARTIAL INVALIDITY
11.1 The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. If any provision, or part thereof, of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

12.  THIRD PARTY BENEFICIARIES
12.1 All Affiliates of the Company, including, without limitation, the parent
     company Compuflight, Inc., are     intended third party beneficiaries of
     this Agreement.

13.  ENTIRE AGREEMENT
13.1 This Agreement and the exhibits hereto constitute the entire agreement between the parties and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether
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     written or oral, of the parties hereto relating to the matters covered by this Agreement. This Agreement may be amended only by a writing executed by the parties hereto.

14.  BINDING AGREEMENT; NO ASSIGNMENT
14.1 This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto; provided, however, that the obligations of the Advisor under this Agreement shall not be delegated without the prior written consent of the Company.

15.  CANADIAN DOLLARS
15.1 Except as expressly set forth herein or in an exhibit hereto, all dollar amounts expressed herein are Canadian dollars.

16.  COUNTERPARTS
16.1 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

17.  FACSIMILE SIGNATURES
17.1 Signatures transmitted by facsimile transmission shall be deemed original signatures.

18.  HEADINGS
18.1 The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.
                                                  NAVTECH SYSTEMS SUPPORT, INC.


                                                  By:/s/ Dorothy English
                                                     ---------------------------
                                                      Dorothy English, President


                                                  ADVISOR


                                                  By:/s/ Duncan Macdonald
                                                     ---------------------------
                                                        Duncan Macdonald



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                                    EXHIBIT A

The initial term of this Agreement shall expire on the second anniversary if the date thereof. The Advisor shall have the option to extend the term of this Agreement for an additional six (6) months (through November 30,1998), by giving written notice to the Company no later than April 30, 1998, of the exercise of such option.



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                                    EXHIBIT B

1.   DESCRIPTION OF SERVICES GENERALLY.
     During the Engagement Period, the Advisor shall perform the following consulting, advisory, marketing and corporate finance services for Compuflight and, at the request of Compuflight, for Support and their respective Affiliates:

(a) Perform the role of Chief executive Officer of Compuflight and its subsidiary Navtech Systems Support Inc.;

(b) Perform a comprehensive review of Compuflight's business requirements in order to develop action plans with quantitative goals and performance indicators for short to medium term implementation;

(c) Advise Compuflight on the implementation of action plans designed to improve the Company's performance;

(d) Advise Compuflight on the implementation of action plans designed to improve various aspects of its management processes and use of technology;

(e) Advise Compuflight on strategies and methodologies which may apply to mergers, acquisitions, teaming arrangements, and corporate finance, and the effective implementation of various aspects of these strategies and methodologies which may benefit Compuflight in its planning process; and,

(f) Where applicable and upon prior written authorization of Compuflight management, attempt to bring new sources of debt or equity financing to Compuflight's consideration.


2.   CORPORATE FINANCE SERVICES.   Corporate finance activities may include, but
     would not be limited to, the negotiation of financing arrangements and the introduction and implementation of business combinations. The parties agree that initial corporate finance efforts will be targeted at government funding initiatives and private capital sources which could assist in furthering Compuflight's business objectives.


3.   DEVOTION OF TIME.   During the Engagement Period, the Representative shall
     expend at least seventy-five percent (75%) of his working time in the fulfillment of his duties and obligations under the Agreement.


4. NATURE OF SERVICES TO COMPUFLIGHT AND AFFILIATES. In the event the Advisor provides Services to Affiliates of Compuflight hereunder, the nature and mode of such Services shall be, unless otherwise directed by Compuflight, the same as that provided to Compuflight hereunder.



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                                    EXHIBIT C

COMPENSATION   In consideration of the provision of Services under and in accordance with the terms and conditions of this Agreement, including Exhibit B thereto, the Advisor shall be entitled to receive a fee of Two Thousand and Five Hundred Dollars ($2,500) per week (plus any applicable Canadian Goods and Services Taxes), payable on a weekly basis. The Company shall also pay the Advisor a bonus of Five Thousand Dollars ($5,000) per quarter (plus any applicable Canadian Goods and Services Taxes), payable ten (10) days following the end of the financial quarter.



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